NTN Buzztime, Inc. Reports First Quarter 2019 Results

Launches Buzztime Entertainment App in Open Beta Expanding Target Market

CARLSBAD, Calif., May 13, 2019, — NTN Buzztime, Inc. (NYSE American: NTN), reported financial results for the first quarter ended March 31, 2019.

“As Buzztime continues to evolve, we remain committed to creating engagement between players, brands and venues,” said Ram Krishnan, NTN Buzztime CEO. “Focused on developing more easily accessible technology and services that get us to more markets faster, our initiatives are poised to increase our target market with offerings that are equally engaging, but less expensive and let consumers use their own devices. We have begun pre-selling our capital-light sitehub in a few test markets under the brand Buzztime Basic and are building a solid backlog of sites. Initial feedback from the market has been positive, and we continue to build confidence in our plan for both network and revenue growth. We recently launched our new ad exchange buying platform with only a fraction of our inventory and have already secured several deals.

“Last week, we launched our mobile app in open beta, enabling players to compete in trivia on their own devices at any of the 2,600 Buzztime bars, restaurants, and other locations. The mobile-only offering increases convenience to consumers and reduces costs to venues, accelerating expansion of our audience funnel, vertical markets, and potential locations. As our go-to-market strategies begin to unfold, we expect to fuel revenue growth in subscription, events, advertising, as well as in-game transactions,” concluded Krishnan.

Financial Results for the First Quarter Ended March 31, 2019

Total revenues were $4.8 million, compared to $5.8 million in the first quarter of 2018, due to decreases in hardware, professional development and subscription revenue. Direct costs were $1.5 million and gross margin was 69%, compared to $2.0 million and 66% for the same period in 2018, reflecting both fewer equipment sales and favorable product mix. Selling, general and administrative expense decreased to $3.5 million, compared to $4.0 million in the prior year quarter, reflecting cost management measures. Net loss was $313,000, or $0.11 per share, improved from a net loss of $409,000, or $0.16 per share, in the prior year quarter. EBITDA was $512,000 for the first quarter of 2019, up from $325,000 in the prior year quarter.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization and is not intended to represent a measure of performance in accordance with accounting principles generally accepted in the United States (GAAP). Although EBITDA is positive this quarter, it may not be positive in future quarters. A detailed description and reconciliation of EBITDA and management’s reasons for using this measure is set forth at the end of this press release.

Metric Review for the Quarter Ended March 31, 2019

The site count was 2,632 at March 31, 2019, compared to 2,639 at December 31, 2018. Management anticipates that site count will continue to fluctuate.

Liquidity

Cash, cash equivalents and restricted cash was $2.9 million at March 31, 2019, compared to $2.8 million at December 31, 2018. First quarter 2019 cash flow from operations reached $780,000, increasing $900,000 from a use of $120,000 in the same period last year.

Conference Call

Management will review the results on a conference call with a live question and answer session today, May 13, 2019, at 4:30 p.m. ET. To access the call, please use passcode 5953379 and dial:

●	(877) 307-1373 for the live call and (855) 859-2056 for the replay, if calling from the United States or Canada; or
●	(678) 224-7873 for the live call and (404) 537-3406 for the replay, if calling internationally.

The call will also be accompanied live by webcast that will be accessible at the company’s website at http://www.buzztime.com/investors. The replay of the call will be available until May 20, 2019.

Forward-looking Statements

This release contains forward-looking statements that reflect management’s current views of future events and operations, including statements regarding the ability of the company’s initiatives to increase the company’s target market, and management’s expectations regarding future revenue growth and market expansion. These risks and uncertainties include the risks of unsuccessful execution or launch of products, platforms or brands, risks associated with customer retention and growth plans, the impact of alternative entertainment options and technologies and competitive products, brands, technologies and pricing, adverse economic conditions, the regulatory environment and changes in the law, failure of customer and/or player acceptance or demand for new or existing products, lower market acceptance or appeal of both existing and new products and services by particular demographic groups or audiences as a whole, termination of partnership and contractual relationships and technical problems or outages. Please see NTN Buzztime, Inc.’s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

About Buzztime:

Buzztime (NYSE American: NTN) delivers interactive entertainment and innovative technology, including performance analytics and secure payment with Europay, MasterCard® and Visa® (EMV) chip card readers or with near-field communication (NFC) technology to accept Apple, Android and Samsung Pay. Most frequently used in bars and restaurants in North America, the Buzztime tablets and technology offer engaging solutions to establishments that have guests who experience dwell time, such as casinos, senior living and more. Casual dining venues license Buzztime’s customizable solution to differentiate themselves via competitive fun by offering guests trivia, card, sports and arcade games, customized menus and self-service dining features. Buzztime’s platform improves operating efficiencies, creates connections among the players and venues, and amplifies guests’ positive experiences. The Buzztime platform has also been recently resold and the content licensed for other businesses serving other markets. For more information, please visit http://www.buzztime.com or follow us on Facebook or Twitter @buzztime.

IR AGENCY CONTACT:

Kirsten Chapman, LHA Investor Relations, buzztime@lhai.com 415-433-3777

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NTN BUZZTIME, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except par value amount)

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$2,666	$2,536
Restricted cash	50	50
Accounts receivable, net	848	1,143
Site equipment to be installed	2,183	2,539
Prepaid expenses and other current assets	461	517
Total current assets	6,208	6,785

Restricted cash, long-term	200	200
Operating lease right-of-use assets	2,264	—
Fixed assets, net	4,319	4,667
Software development costs, net	2,276	2,018
Deferred costs	427	424
Goodwill	681	667
Other assets	100	103

Total assets	$16,475	$14,864

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$480	$271
Accrued compensation	404	572
Accrued expenses	416	444
Sales taxes payable	77	87
Income taxes payable	12	1
Current portion of long-term debt	1,000	1,000
Current portion of obligations under operating leases	244	—
Current portion of obligations under financing leases	32	45
Current portion of deferred revenue	1,194	1,371
Other current liabilities	198	233
Total current liabilities	4,057	4,024

Long-term debt	2,482	2,729
Obligations under operating leases	3,186	—
Obligations under financing leases	36	41
Deferred revenue	23	30
Deferred rent	—	1,123
Total liabilities	9,773	7,947

Commitments and contingencies

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $0.005 par value, $156 liquidation preference, 156 shares authorized; 156 shares issued and outstanding at March 31, 2019 and December 31, 2018	1	1
Common stock, $0.005 par value, 15,000 shares authorized at March 31, 2019 and December 31, 2018; 2,878 and 2,875 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	14	14
Treasury stock, at cost, 10 shares at March 31, 2019 and December 31, 2018	(456)	(456)
Additional paid-in capital	136,606	136,552
Accumulated deficit	(129,707)	(129,394)
Accumulated other comprehensive income	233	200
Total shareholders’ equity	6,691	6,917

Total liabilities and shareholders’ equity	$16,475	$14,864

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(In thousands, except per share data)

	Three months ended March 31,
	2019	2018
Revenues
Subscription revenue	$3,833	$4,065
Hardware revenue	205	679
Other revenue	794	1,017
Total revenues	4,832	5,761

Operating expenses:
Direct operating costs (includes depreciation and amortization)	1,484	1,967
Selling, general and administrative	3,469	4,021
Depreciation and amortization (excluding depreciation and amortization included in direct costs	96	86
Total operating expenses	5,049	6,074
Operating loss	(217)	(313)
Other expense, net	(85)	(94)
Loss before income taxes	(302)	(407)
Provision for income taxes	(11)	(2)
Net loss	$(313)	$(409)

Net loss per common share – basic and diluted	$(0.11)	$(0.16)

Weighted average shares outstanding – basic and diluted	2,866	2,510

Comprehensive loss:
Net loss	$(313)	$(409)
Foreign currency translations adjustment	33	(48)
Total comprehensive loss	$(280)	$(457)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Three months ended March 31,
	2019	2018
Cash flows provided by (used in) operating activities:
Net loss	$(313)	$(409)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	747	639
Provision for doubtful accounts	30	8
Amortization of operating lease right-of-use assets	72	—
Scrap expense	2	7
Stock-based compensation	59	117
Amortization of debt issuance costs	3	8
Loss from disposition of equipment and capitalized software	8	2
Changes in assets and liabilities:
Accounts receivable	264	(327)
Site equipment to be installed	87	397
Operating lease liabilities	(28)	—
Prepaid expenses and other liabilities	58	(407)
Accounts payable and accrued expenses	2	(37)
Income taxes payable	10	7
Deferred costs	(3)	148
Deferred revenue	(184)	(176)
Deferred rent	—	(50)
Other liabilities	(34)	(47)
Net cash provided by (used in) operating activities	780	(120)

Cash flows used in investing activities:
Capital expenditures	(41)	(169)
Capitalized software development expenditures	(355)	(203)
Net cash used in investing activities	(396)	(372)

Cash flows used in financing activities:
Payment on long-term debt	(250)	(182)
Principal payments on financing leases	(18)	(44)
Tax withholding related to net share settlement of vested restricted stock units	(5)	—
Net cash used in financing activities	(273)	(226)

Net increase (decrease) in cash and cash equivalents	111	(718)
Effect of exchange rate on cash	19	(25)
Cash, cash equivalents and restricted cash at beginning of period	2,786	3,378
Cash, cash equivalents and restricted cash at end of period	2,916	2,635

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NTN BUZZTIME, INC. AND SUBSIDIARIES

RECONCILIATION of GAAP TO NON-GAAP

(unaudited)

(In thousands)

A schedule reconciling the Company’s consolidated net loss calculated in accordance with GAAP to EBITDA is included in the supplemental table below. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA is not intended to represent a measure of performance in accordance with GAAP, nor should EBITDA be considered as an alternative to statements of cash flows as a measure of liquidity. EBITDA is included herein because the Company believes it is a measure of operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies like Buzztime that carry significant levels of non-cash depreciation and amortization charges in comparison to their net income or loss calculation in accordance with GAAP.

The following table reconciles net loss per GAAP (in thousands) to EBITDA:

	Three months ended March 31,
	2019	2018
Net loss per GAAP	$(313)	$(409)
Interest expense, net	67	93
Income tax provision	11	2
Depreciation and amortization	747	639
Total EBITDA	$512	$325

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